Exhibit 5.1

Meretsky Law Firm Barristers & Solicitors
121 King Street West, Suite 2150, Toronto, Ontario, Canada M5H 3T9
Tel: (416) 943-0808 Fax: (416) 943-0811 www.meretsky.com

August 26, 2021

Sphere 3D Corp.
895 Don Mills Road

Building 2, Suite 900
Toronto, Ontario, M3C 1W3
Canada

Dear Sirs/Mesdames:

Re: Sphere 3D Corp. - Registration on Form F-3

We have acted as Canadian special counsel to Sphere 3D Corp. (the “Company”), a corporation amalgamated under the Business Corporations Act (Ontario) (the “OBCA”), in connection with the registration under the United States Securities Act of 1933, as amended (the “US Securities Act”), pursuant to a Registration Statement on Form F-3 filed with the United States Securities and Exchange Commission on August 26, 2021 (the “Registration Statement”), with respect to the following securities: (i) common shares of the Company, with no par value per share (the “Common Shares”), (ii) preferred shares of the Company, with no par value per share, issuable in one or more series (the “Preferred Shares”), (iii) debt securities, including debt securities exchangeable for or convertible into Common Shares or Preferred Shares (collectively, the “Debt Securities”), (iv) warrants to purchase Common Shares, Preferred Shares or Debt Securities (collectively, the “Warrants”), and (v) units comprised of one or more of Common Shares, Preferred Shares, Debt Securities or Warrants in any combination thereof (collectively, the “Units”, together with the Common Shares, the Preferred Shares, the Debt Securities and the Warrants, are sometimes referred to individually as a “Security” and collectively as “Securities”).

For the purposes of this opinion, we have examined a copy of the Registration Statement, which includes a preliminary prospectus of the Company dated August 26, 2021 (the “Prospectus”), but have not participated in the review and preparation of the Prospectus. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the “Corporate Documents”):

(a)	the articles and by-laws of the Company;

(b)	certain resolutions of the Company’s directors and shareholders;

(c)	a certificate of status dated August 26, 2021 issued in respect of the Company pursuant to the OBCA; and

(b)	a certificate of an officer of the Company as to certain factual matters dated the date hereof (the “Officer’s Certificate”).

We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have relied upon the Corporate Documents without independent investigation of the matters provided for therein for the purpose of providing our opinion expressed herein.

In examining all documents and in providing our opinion expressed herein we have assumed that:

(a)	all individuals had the requisite legal capacity;

(b)	all signatures are genuine;

(c)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(d)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate; and

(e)	all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Company including, without limitation, the Officer’s Certificate, are complete, true and accurate.

Our opinion is expressed only with respect to the laws of the Province of Ontario (the “Jurisdiction”) and the laws of Canada applicable therein. Any reference to the laws of the Jurisdiction includes the laws of Canada that apply in the Jurisdiction.

Our opinion is expressed with respect to the laws of the Jurisdiction in effect on the date of this opinion. We have no responsibility or obligation to: (a) update this opinion, (b) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express, or (c) advise the addressee or any other person of any other change in any matter addressed in this opinion, nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

Where our opinion refers to any of the Securities as being issued as being “fully-paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been paid or provided and no opinion is expressed as to the adequacy of any such consideration paid or provided.

Based and relying upon the foregoing, we are of the opinion that:

1. With respect to the Common Shares, when (a) the board of directors of the Company (the “Board”), has taken all necessary corporate action to approve the issuance of and established the terms of the offering of the Common Shares and related matters, and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided therein to the Company, or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, each of the Common Shares will be validly issued, fully paid and non-assessable.

2. With respect to a series of Preferred Shares, when (a) the Board has taken all necessary corporate action to approve the issuance of and established the terms of the offering of that series of Preferred Shares and related matters (including the approval and adoption of articles of amendment setting forth the terms and attributes of that series of Preferred Shares and assuming the delivery of those articles of amendment to the Director appointed under section 278 of the OBCA), and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided therein to the Company, or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or articles of amendment or other instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, each of the Preferred Shares of that series will be validly issued, fully paid and nonassessable.

3. With respect to Debt Securities to be issued under an indenture (the “Indenture”) which will be filed as an exhibit to or incorporated by reference in the Registration Statement, when (a) the Indenture has been (i) duly authorized by the Board, (ii) duly executed and delivered by each party thereto and (iii) duly qualified under applicable law, (b) the Board has taken all necessary corporate action to approve the issuance of and established the terms of such Debt Securities, the terms of the offering and related matters, (c) the Debt Securities have been executed and authenticated in accordance with the terms of the Indenture, and (d) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided therein to the Company, or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise under the Indenture, and as approved by the Board, for the consideration approved by the Board, the Debt Securities to be issued under the Indenture will be valid and binding obligations of the Company.

4. With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance of and established the terms of such Warrants, the terms of the offering of the Warrants and related matters, (b) one or more agreements (incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a warrant agent, and (c) the Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board, the Warrants will be valid and binding obligations of the Company.

5. With respect to the Units, when (a) the Board has taken all necessary corporate action to approve the issuance of and established the terms of such Units, the terms of offering of the Units and related matters, (b) one or more agreements (incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a third party, and (c) the Units have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board, the Units will be valid and binding obligations of the Company.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the US Securities Act or the rules and regulations promulgated thereunder. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours truly,

/s/ Meretsky Law Firm